Exhibit 10.1

Glatfelter Deferred Compensation Plan

P. H. Glatfelter Company (the “Company”) has adopted this Glatfelter Deferred Compensation Plan (“Plan”), effective as of January 1, 2020, for the benefit of designated U.S. employees of the Company.

1.Purpose. The purpose of the Plan is to provide unfunded deferred compensation benefits for a select group of key management or highly compensated employees of the Company.

2.Background. The Company maintains the P. H. Glatfelter Company Supplemental Executive Retirement Plan (“SERP”). The SERP was frozen as of December 31, 2019; as a result, benefits under the SERP ceased to accrue as of December 31, 2019. The SERP account balances of active Company employees as of December 31, 2019 were credited to this Plan as of January 1, 2020 as opening balances and will be administered under this Plan. The SERP opening balances, and Interest (as defined below) thereon, will be payable under the same terms that applied to the employee’s SERP benefit under the terms of the SERP, consistent with Section 409A of the Code (defined below). The Plan also provides for supplemental Company contributions that coordinate with Company contributions made to the Company’s Savings Plan, employee elective deferrals and discretionary Company contributions.

3.Top Hat Plan. It is intended that this Plan satisfy the requirements of an unfunded top hat deferred compensation plan as described in sections 201(2), 301(a)(3) and 401(a)(1) of ERISA (defined below). Consequently, participation shall be limited to individuals who, in the determination of the Compensation Committee, are a select group of management or highly compensated employees, consistent with the top hat rules of ERISA.

4.Definitions.

4.1“Account” or “Accounts” means a bookkeeping account established for a Participant and maintained to reflect the Participant’s interests under the Plan in accordance with Section 6 hereof. A Participant’s Accounts may consist of one or more of a Frozen SERP Account, Supplemental Company Contributions Account, Elective Deferral Account, and Discretionary Company Contributions Account. Accounts shall be maintained solely as bookkeeping entries to evidence unfunded obligations of the Company.

4.2“Administrator” means the Compensation Committee or any committee, individual or third party administrator to which the Compensation Committee delegates authority with respect to the Plan, as described in Section 13.

4.3“Affiliate” means any corporation, trade, or business that is treated as a single employer with the Company under Sections 414(b) or 414(c) of the Code.

4.4“Beneficiary” means any person or entity designated in accordance with Section 15.6 to receive benefits that are payable upon or after a Participant’s death pursuant to the terms of the Plan. If a Participant does not designate a Beneficiary, or if a designated Beneficiary does not survive the Participant, the Beneficiary will be the Participant’s surviving spouse or, if none, the Participant’s estate.

4.5“Board” means the Board of Directors of the Company.

4.6“Change in Control” means the occurrence of any of the following events, directly or indirectly, in one or more series of transactions:

(a)The acquisition, directly or indirectly, other than from the Company, by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding, for this purpose, the Company, its subsidiaries, and any employee benefit plan of the Company or its subsidiaries,which acquires beneficial ownership of voting securities of the Company (a “Third Party”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(b)Individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Agreement, an Incumbent Director; or

(c)Consummation of (i) a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation (other than the acquirer) do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors, or (ii) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a Third Party.

In addition to the foregoing, a Change in Control with respect to an individual Participant shall be deemed to occur if the Participant’s employment with the Company is terminated prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control. In such event, the provisions of Section 12 shall apply with respect to the Participant’s benefit, except that the Company’s obligation to fund the Trust shall not arise unless and until a Change in Control as described in paragraphs (a), (b) or (c) has actually occurred.

4.7“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other authoritative guidance issued thereunder.

4.8“Company Contributions” means Supplemental Company Contributions, Discretionary Company Contributions, or both.

4.9“Compensation” means base salary and annual cash bonus payable to a Participant by the Company or an Affiliate with respect to a Plan Year.

4.10“Compensation Committee” means the Compensation Committee of the Board.

4.11“Discretionary Company Contributions” means any amounts credited to a Participant’s Account as Discretionary Company Contributions pursuant to Section 7.2.

4.12“Discretionary Company Contributions Account” means the Account to which shall be credited Discretionary Company Contributions and related Investment Earnings.

4.13“Distribution Election” means the notice designating the time and form of payment of Compensation to be credited to a Participant’s Supplemental Company Contributions Account, Elective Deferral Account or Discretionary Company Contributions Account for a Plan Year.

4.14“Effective Date” means January 1, 2020 with respect to the portions of the Plan relating to Frozen SERP Accounts, Supplemental Company Contributions and any Discretionary Company Contributions. The Administrator shall set the effective date with respect to Elective Deferrals, which shall not be earlier than July 1, 2020.

4.15“Elective Deferral” means Compensation deferred by a Participant into the Plan pursuant to Section 9.

4.16“Elective Deferral Account” means the Account to which shall be credited Elective Deferrals and related Investment Earnings.

4.17“Elective Deferral Notice” means the notice designating the amount of Compensation to be deferred by a Participant for a Plan Year.

4.18“Employee” means a U.S. employee of the Company or an Affiliate.

4.19“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

4.20“Frozen SERP Account” means the Account established to receive a SERP Participant’s opening balance from the SERP as of January 1, 2020, in accordance with Section 6.2, and related Interest.

4.21“Interest” means interest credited on Frozen SERP Accounts as described in Section 10.2.

4.22“Investment Committee” means the Investment Committee that is responsible for overseeing investments under the Savings Plan and this Plan.

4.23“Investment Earnings” means notional earnings or losses based on the performance of the Investment Options selected by the Participant as described in Section 10.1. Investment Earnings shall be credited on Supplemental Company Contributions Accounts, Elective Deferral Accounts and Discretionary Company Contributions Accounts.

4.24“Investment Options” means investment funds in which Company Contributions and Elective Deferrals may be deemed invested on a notional basis, which shall be made available at the  discretion of the  Investment Committee.

4.25“Participant” means an Employee who is selected by the Administrator to participate in the Plan and any former Participant who continues to be entitled to a benefit under the Plan.

4.26“Plan Year” means the consecutive twelve-month period that begins on January 1 and ends on December 31.

4.27“Retirement Plan” means the P.H. Glatfelter Company Retirement Plan.

4.28“Savings Plan” means the Glatfelter 401(k) Savings Plan.

4.29“Separation from Service” has the meaning set forth for purposes of Section 409A.

4.30“SERP Accrued Benefit” means a SERP Participant’s accrued benefit under the SERP as of December 31, 2019.

4.31“SERP Participant” means a Participant who was an active employee of the Company with a SERP Accrued Benefit as of December 31, 2019.

4.32“Supplemental Company Contribution” means a Company credit made under Section 7.1 of the Plan.

4.33“Supplemental Company Contributions Account” means the Account to which shall be credited Supplemental Company Contributions and related Investment Earnings.

4.34“Trust” means the so-called “rabbi trust” to be funded upon a Change in Control as described in Section 12.

4.35“Unforseeable Emergency” has the meaning described in Section 11.4(c).

5.Eligibility; Participation.

5.1Eligibility. Before the beginning of each Plan Year, the Compensation Committee shall select those Employees who shall be Participants in the Plan for such Plan Year. An Employee selected by the Compensation Committee to participate in the Plan for a Plan Year shall be considered a Participant in the Plan commencing as of January 1 of the applicable Plan Year (or such other date as may be determined by the Compensation Committee) and shall continue as a Participant until the Compensation Committee determines otherwise prospectively for a subsequent Plan Year. All active Employees who had a SERP Accrued Benefit as of December 31, 2019 became Participants under the Plan as of January 1, 2020. Any former employees who had an accrued benefit in the SERP as of December 31, 2019 are not eligible to participate in this Plan.

5.2Loss of Eligibility. An Employee who is selected to participate in the Plan for a particular Plan Year will continue to be a Participant in the Plan until such time as the Compensation Committee determines otherwise, including that the Participant no longer satisfies the Plan’s eligibility requirements. Any individual who ceases to be eligible to participate in the Plan shall continue to be a Participant with respect to amounts previously credited to his or her Account until such amounts are completely distributed to him or her in accordance with the Plan.

6.Accounts.

6.1Establishment of Accounts. Accounts are established under the Plan to record the liability of the Company to Participants. All Accounts are bookkeeping accounts, and the Company is under no obligation to segregate any assets to provide for the Plan liabilities, except as provided in Section 12 below. A Participant’s Account is solely a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan and shall not constitute or be treated as a trust fund of any kind.

6.2Frozen SERP Accounts. For purposes of this Section 6.2, all capitalized terms not defined in the Plan shall have the meaning ascribed to them in the SERP. A Frozen SERP Account shall be maintained for each SERP Participant for the purpose of recording his or her SERP Accrued Benefit, including related Interest. Each Frozen SERP Account will have an opening account balance determined in accordance with the following:

(a)The opening balances for the Final Average Compensation (“FAC Pension”) and the Restoration Pension for Legacy Retirement Plan Participants (as such terms are defined in the SERP) will be calculated using: (i) an interest rate equal to the 30-day average of Moody’s Aa bond yields from November 12, 2019 through December 11, 2019 and (ii) the mortality table used to determine lump sum amounts under the Glatfelter Retirement Plan during the 2019 Plan Year. For this purpose, payments are assumed to commence at the later of: age 55 and the SERP Participant’s current age as of December 31, 2019. For a SERP Participant who has accrued a FAC Pension under the SERP, a separate Frozen SERP Account will be maintained for the SERP Accrued Benefits attributable to each of (i) the FAC Pension and (ii) the Restoration Pension.

(b)The opening balances for the Restoration Pension for Cash Balance Retirement Plan Participants (as defined in the SERP) will equal the Participant’s cash balance account in the SERP as of December 31, 2019.

7.Company Contributions.

7.1Supplemental Company Contributions. A Participant who is a participant in the Savings Plan and whose benefit under the Savings Plan is limited by compensation limits under the Code (“Compensation Limits”) may be eligible for a Supplemental Company Contribution as described in this Section 7. Only Employees who have been selected by the Compensation Committee to be Participants for the applicable Plan Year shall be eligible to receive Supplemental Company Contributions for the Plan Year.  Except as otherwise provided in this Section 7, the Supplemental Company Contribution shall be equal to the difference between (i) the amount which was actually credited to the Participant’s account under the Savings Plan as a non-elective Company contribution for a pay period (or such other period as the Administrator determines), and (ii) the amount that would have been credited to the Participant’s Savings Plan account as a non-elective contribution for such period had the amount not been limited as a result of the Compensation Limits; provided that the Supplemental Company Contribution for each Plan Year shall not exceed 7% of the Participant’s base salary and annual cash bonus for such Plan Year in excess of the Compensation Limits for the Plan Year, or such other limit as the Compensation Committee determines for the Plan Year. Notwithstanding the foregoing, the Compensation Committee shall have discretion to reduce the amount of any Supplemental Company Contribution allocated to a Participant’s Company Contribution Account for any pay period to satisfy the Plan Year limit described above.

7.2Discretionary Company Contribution. The Compensation Committee shall have discretion to credit to a Discretionary Contributions Account one or more discretionary contributions for a Participant under special circumstances, on such terms as the Compensation Committee determines, which need not be the same for each Participant.

7.3Vesting of Company Contributions. A Participant who had three consecutive years of service with the Company and its Affiliates as of January 1, 2020 shall be fully vested in his or her Supplemental Company Contributions Accounts. All other Participants shall have a vested interest in their Supplemental Company Contributions Accounts when the Participant has been employed with the Company and its Affiliates for three consecutive years. A Participant’s Supplemental Company Contributions Account shall be fully vested if the Participant attains age 65 or dies while employed by the Company or an Affiliate regardless of years of service with the Company. The Compensation Committee shall determine the vesting for any Discretionary Company Contributions, which may vary by Participant. Unless otherwise determined by the Compensation Committee, any unvested balances in a Participant’s Company Contributions Accounts shall be forfeited upon the Participant’s Separation from Service.

8.Frozen SERP Benefits. Effective January 1, 2020, each SERP Participant shall have an opening account balance in his or her Frozen SERP Account determined in accordance with Section 6.2 above. SERP Participants shall be 100% vested in their Frozen SERP Accounts at all times.

9.Elective Deferrals.

9.1Compensation and Bonus Deferrals. The Company may permit Participants to defer receipt of any or all (subject to any maximum amounts established by the Compensation Committee) of their Compensation prospectively by completing an Elective Deferral Notice in accordance with this Section 9. Elective Deferrals shall be credited to a Participant’s Elective Deferral Account as soon as practicable following the date on which the Compensation otherwise would have been paid. Participants shall be 100% vested in their Elective Deferral Accounts at all times.

9.2Deferral Elections.

(a)Election Periods. Each Elective Deferral shall be made during the applicable election period established by the Administrator, and, except as provided below, shall be irrevocable as of January 1 of the Plan Year to which the Elective Deferral relates. If the Administrator so determines, a Participant’s Elective Deferral elections shall remain in effect for subsequent Plan Years unless a new Elective Deferral Notice is timely filed with the Administrator on or before the last day of a subsequent applicable election period.

(b)Initial Elections. The election period for initial deferral elections shall be established by the Administrator in accordance with the requirements of Section 409A of the Code, as follows:

(1)General Rule. Except as provided in subsections (2) and (3) below, the election period shall end no later than December 31 of the Plan Year immediately preceding the Plan Year in which the services will be rendered with respect to the applicable Compensation.

(2)Performance-based Compensation. If any bonus constitutes “performance-based compensation” within the meaning of Treas. Reg. Section 1.409A-1(e), then the Administrator may determine that the election period for such bonus shall end no later than six months before the end of the performance period for which the bonus is earned (and in no event later than the date on which the amount of the Bonus becomes readily ascertainable).

(3)Newly Eligible Participants. The election period for newly eligible Participants shall end no later than 30 days after the Participant first becomes eligible to participate in the Plan, as determined by the Compensation Committee, with respect to Elective Deferrals and shall apply only with respect to Compensation earned after the date of the deferral election.

(c)Re-Deferral Elections. Subject to any limitations that may be imposed by the Administrator, a Participant may make an election to re-defer all or a portion of the amounts in his or her Elective Deferral Account, Supplemental Company Contributions Account or Discretionary Company Contributions Account until a later date (a “Re-Deferral Election”) provided that the requirements described below are met. The Re-Deferral Election may change the time and form of payment. Re-Deferral Elections may only be made in accordance with Section 409A, as follows:

(i)The Re-Deferral Election must be made at least 12 months before the original distribution date;

(ii)The distribution date for the re-deferred amounts must be at least five years later than the original distribution date; and

(iii)The Re-Deferral Election may not take effect for at least 12 months after the Re-Deferral Election is made.

10.Investment Options and Interest.

10.1Investment Options. Effective as of a date specified by the Administrator, Participants shall be able to direct the investment of their Company Contributions Accounts and Elective Deferral Accounts on a notional basis in a range of Investment Options.  After the date specified by the Administrator, each Participant may elect the percentage or amount of the Participant’s Company Contributions Accounts to be allocated to each Investment Option available under the Plan on a notional basis. Participants shall not have any ownership interest in any Investment Option, as all Accounts are bookkeeping accounts, and all elections are made solely on a notional basis. Each Company Contributions Account shall be adjusted for earnings or losses based on the performance of the Investment Options selected (“Investment Earnings”).

10.2Interest. Each Frozen SERP Account shall be credited with Interest annually, at the end of each Plan Year. Interest shall be credited at an interest rate equal to the 30-day average of the Moody’s Aa bond yields for the month of November of the prior Plan Year, or, if such index is no longer published, a substantially similar index selected by the Administrator. The first regular crediting of Interest will be as of December 31, 2020 (or earlier if a SERP Participant incurs a Separation from Service during the 2020 Plan Year). If a SERP Participant incurs a Separation from Service prior to the end of a Plan Year, Interest for the Plan Year in which the distribution of the Participant’s Frozen SERP Account commences will be prorated through the last full calendar month preceding the distribution commencement date.

11.Distributions.

11.1Frozen SERP Accounts. A SERP Participant’s Frozen SERP Account shall be distributed at the same time and in the same form as the Participant’s SERP benefit would have been distributed under the terms of the SERP, after the Participant’s Separation from Service. Consistent with the SERP, distribution is to be made as follows, subject to Section 11.3:

(a)FAC Pension.

(i)The Frozen SERP Account attributable to a Participant’s FAC Pension shall be paid in a lump sum payment within 30 days following the first day of the seventh month following the Participant’s Separation from Service.

(ii)However, if the Participant dies before the Frozen SERP Account attributable to a Participant’s FAC Pension is paid, the Frozen SERP Account attributable to the FAC Pension shall be paid in the form of a lump sum payment to the Participant’s Beneficiary within 60 days after the death of the Participant, or by such other date as may be permitted under section 409A.

(b)Restoration Pension.

If the Frozen SERP benefit is payable upon Separation from Service other than on account of death, the Frozen SERP Account attributable to a Participant’s Restoration Pension (i) shall be paid in the form of a joint and 50% survivor annuity over the lifetimes of the Participant and his or her spouse if the Participant has a surviving spouse, or (ii) shall be paid in the form of a single life annuity for the lifetime of the Participant if the Participant has no surviving spouse.  The amount of the annuity payments shall be determined as of the “Restoration Pension Calculation Date,”

(ii) which is the first day of the calendar month that is coincident with or next follows the date of the Participant’s Separation from Service. The first payment of the Frozen SERP Account attributable to the Restoration Pension shall include a payment equal to the payments due for the period between the Restoration Pension Calculation Date and the commencement date of the annuity, which additional payment shall be determined without Interest.

(c)In the event a Participant dies on or after the Restoration Pension Calculation Date and before the commencement date of the Frozen SERP Account attributable to the Restoration Pension, the survivor portion of his benefit payable as an annuity shall be paid to the Participant’s spouse if the Participant was married on the date of his or her death.  Payment shall commence within 60 days after the death of the Participant, or by such other date as may be permitted under section 409A.

(d)If a Participant dies before the Restoration Pension Calculation Date, the Frozen SERP Account attributable to a Participant’s Restoration Pension shall be paid in the form of a lump sum payment to the Participant’s Beneficiary within 60 days after the death of the Participant, or by such other date as may be permitted under section 409A.

(e)For purposes of converting a Frozen SERP Account attributable to the Restoration Pension into an annuity, the actuarial equivalence factors for purposes of calculating single sum payments for benefits under the Retirement Plan, determined as if the Retirement Plan had not been terminated, shall be used.

11.2Supplemental Company Contributions Accounts, Discretionary Company Contributions Accounts and Elective Deferral Accounts.

(a)Distribution Elections. Each Plan Year, Participants may make an election regarding the timing and form of distribution with respect to any or all of the Supplemental Company Contributions, Discretionary Company Contributions and Elective Deferrals to be allocated to the Participant’s Account with respect to the next Plan Year. A Participant may select from the available distribution dates and forms designated by the Administrator and set forth in the Distribution Election. Except as otherwise provided in this Section 11, payment of a Participant’s vested Company Contributions Account and Elective Deferral Account shall be made (or commence, in the case of installments) in accordance with the distribution date and form specified in the Participant’s Distribution Election.

(b)Form and Timing of Payment. Unless the Administrator determines otherwise, a Participant may select as the distribution date (or distribution commencement date) in the Distribution Election either (i) Separation from Service or (ii) January of a specified year after Separation from Service, subject in either case to the six month delay required by Section 409A, if applicable. If Separation from Service is elected, payment will be made or commence, as applicable, within 60 days after Separation from Service, subject to the six month delay required by Section 409A, if applicable. Unless the Administrator determines otherwise, a Participant may select as the form of distribution in the Distribution Election either (i) a lump sum payment or (ii) annual installments over 2 to 10 years.

(c)Payment.

(i)Payments shall be made or commence from a Participant’s Company Contributions Account or Elective Deferral Account, as applicable, within 60 days following the date designated by the Participant in the applicable Distribution Election, subject to the six-month delay required by Section 409A, if applicable. If there is no Distribution Election on file with respect to an amount in a Participant’s Account, such amount shall be distributed in a lump sum payment within 60 days after the Participant’s Separation from Service, subject to the six-month delay required by Section 409A, if applicable.

(ii)Notwithstanding the foregoing, if a Participant dies, the Participant’s Beneficiary shall receive the Participant’s Company Contributions Account and Elective Deferral Account balances in a lump sum payment within 60 days after the death of the Participant, or by such other date as may be permitted under section 409A, without regard to the form of payment designated in the Distribution Election.

(d)Timing of Payments to Specified Employees. Notwithstanding anything in this Agreement to the contrary, if required by section 409A, if a Participant is considered a “specified employee” for purposes of Section 409A of the Code and the Participant is to commence payment upon Separation from Service, payment shall be delayed for a period of six months after Separation from Service pursuant to Section 409A, and the accumulated postponed amounts shall be paid in a lump sum payment within 60 days after the end of the six-month period. If the Participant dies during the postponement period prior to the payment of benefits, the amounts withheld on account of Section 409A shall be paid within 60 days after the date of the Participant’s death or by such other date as may be permitted under section 409A.

11.3Small Accounts. Notwithstanding any provision in the Plan to the contrary, in the event the aggregate value of a Participant’s vested Accounts under the Plan is equal to or less than the amount determined under Section 402(g) of the Code as in effect for the applicable Plan Year ($19,500 for 2020), then the Participant’s Accounts shall be distributed to the Participant (or his or her Beneficiary, as applicable) in a lump sum within 60 days following the Participant’s Separation from Service, subject to the six-month delay required by Section 409A, if applicable.

11.4Permissible Acceleration Events.

(a)Termination of the Plan. The Administrator may accelerate the distribution of a Participant’s Accounts upon the termination of the Plan in accordance with the Treasury Regulations under Section 409A.

(b)Payment of Employment Taxes. The Administrator may accelerate payment of all or a portion of a Participant’s vested Supplemental Company Contributions Accounts, Discretionary Company Contributions Accounts and Elective Deferral Accounts to pay the Federal Insurance Contributions Act (FICA) tax imposed on any portion of such Accounts, and related income tax, consistent with Section 409A; provided, however, that the total payment under this Section 11.4(b) shall not exceed the FICA tax and the income tax withholding related to the FICA tax.

(c)Unforseeable Emergency. The Administrator may allow a Participant to withdraw all or a portion of the Participant’s vested Supplemental Company Contributions Accounts, Discretionary Company Contributions Accounts and Elective Deferral Accounts in the event of an Unforeseeable Emergency, as defined below, consistent with Section 409A. The amount withdrawn may not exceed the amount needed to satisfy the financial hardship, including  applicable taxes payable on such amount.  The term “Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent; (b) a loss of the Participant’s property due to casualty; or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Administrator consistent with Section 409A.  Distribution on account of Unforseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan, consistent with Section 409A.  The Administrator may require cancellation of the Participant’s current Elective Deferral election in the event of a distribution on account of Unforseeable Emergency.

12.General Assets; Rabbi Trust. All benefits under the Plan shall be paid from the general assets of the Company, and no separate fund shall be established to secure payment, except as provided below. The Participants shall be general creditors of the Company. Notwithstanding the foregoing, on or before a Change in Control, the Company shall establish a Trust for the purpose of setting aside funds to provide for the payment of benefits under the Plan, pursuant to the Internal Revenue Service guidance for “rabbi trusts.” Consistent with the SERP, within five days following a Change in Control, the Company shall fund the Trust with sufficient assets to provide for payment of the Accounts of all Participants under the Plan as of the date of the Change in Control.

13.Plan Administration.

13.1Administration by Administrator. The Plan shall be administered by the Compensation Committee, Administrator, or Investment Committee, as applicable and as described in the Plan.  The Compensation Committee or Administrator, as applicable, shall have the authority to:

(a)construe and interpret the Plan and apply its provisions;

(b)promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)determine minimum or maximum amounts of Compensation that Participants may elect to defer under the Plan;

(e)determine whether any Company Contribution will be made to the Plan with respect to any Plan Year and the amount of any such contributions;

(f)select, subject to the limitations set forth in the Plan, those Employees who shall be Participants;

(g)calculate deemed earnings, losses, and Interest on Accounts;

(h)interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument, Distribution Election, or agreement relating to the Plan; and

(i)exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Compensation Committee may delegate any or all responsibilities other than those  actions that are to be taken specifically by the Compensation Committee as described in the Plan.  The actions that are to be taken by the Administrator may be taken by the Compensation Committee or any committee, individual or third party administrator to which the Compensation Committee delegates authority with respect to the Plan.  The Investment Committee shall be responsible for selecting and overseeing Investment Options for purposes of the Plan.

13.2Administrator Decisions Final. The determinations of the Compensation Committee, Administrator and Investment Committee under the Plan need not be uniform, and any such determinations may be made selectively among Participants. All decisions made by the Compensation Committee, Administrator or Investment Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants. All Participants shall be deemed to have acknowledged and agreed, by continuing to accrue benefits under the Plan, that all determinations of the Compensation Committee, Administrator and Investment Committee shall be final and binding on all persons for all purposes.

13.3Indemnification. Neither the Compensation Committee, Administrator, Investment Committee nor any designee shall be liable for any action, failure to act, determination, or interpretation made in good faith with respect to the Plan except for any liability arising from his or her own willful malfeasance, gross negligence, or reckless disregard of his or her duties.

14.Amendment and Termination. Subject to the applicable requirements of Section 409A of the Code, the Board or the Compensation Committee may, at any time, and in its discretion, amend, suspend, or terminate the Plan or any portion thereof; provided, however, that no such amendment, suspension, or termination shall, without the consent of a Participant, reduce the amounts credited to his or her Accounts at the date of the amendment, suspension or termination. Without limiting the foregoing, the Board or Compensation Committee may amend the Plan to limit the amount of Company Contributions that will be made to the Plan prospectively.

15.Miscellaneous.

15.1No Employment Rights. Nothing in the Plan or any instrument executed pursuant thereto shall confer upon any Participant any right to continue in employment with the Company or an Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment at any time with or without notice and with or without cause.

15.2Tax Withholding. The Company and its Affiliates shall have the right to deduct from any amounts otherwise payable under the Plan any federal, state, local, or other applicable taxes required to be withheld.

15.3Governing Law. The Plan shall be administered, construed, and governed in all respects under and by the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law (except and to the extent pre-empted by applicable Federal law).

15.4Section 409A of the Code. The Company intends for the Plan to comply with the requirements of Section 409A of the Code and shall be operated and interpreted consistent with that intent. In no event may a Participant, directly or indirectly, designate the calendar year of a payment except in accordance with Section 409A. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code.

15.5No Warranties. Neither the Company nor the Administrator warrants or represents that the value of any Participant’s Account will increase. Each Participant assumes the risk in connection with the deemed investment of his or her Company Contributions Account and Elective Deferral Account.

15.6Beneficiary Designation. Each Participant under the Plan may, from time to time, name any Beneficiary to receive the Participant’s vested interest in the Plan in the event of the Participant’s death, as described in the Plan. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Administrator, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a Participant fails to designate a Beneficiary, then the Participant’s designated Beneficiary shall be deemed to be the Participant’s estate.

15.7No Assignment. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, or otherwise encumber, transfer, hypothecate, or convey any amounts payable hereunder prior to the date that such amounts are paid (except for the designation of Beneficiaries pursuant to Section 15.6).

15.8Severability. If any provision of the Plan is held to be invalid, illegal, or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent of such invalidity, illegality, or unenforceability and the remaining provisions shall not be affected.

15.9Headings and Subheadings. Headings and subheadings in the Plan are for convenience only and are not to be considered in the construction of the provisions hereof.

16.Claims Procedures.

16.1Filing a Claim. Any Participant or other person claiming an interest in the Plan (the “Claimant”) may file a claim in writing with the Administrator. The Administrator shall review the claim itself or appoint an individual or entity to review the claim.

16.2Claim Decision. The Claimant shall be notified within 90 days after the claim is filed whether the claim is approved or denied, unless the Administrator determines that special circumstances beyond the control of the Plan require an extension of time, in which case the Administrator may have up to an additional 90 days to process the claim. If the Administrator determines that an extension of time for processing is required, the Administrator shall furnish written or electronic notice of the extension to the Claimant before the end of the initial 90 day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Administrator expects to render its decision.

16.3Notice of Denial. If the Administrator denies the claim, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:

(a)The specific reason(s) for the denial;

(b)Specific reference to the pertinent Plan provisions on which such denial is based;

(c)A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary;

(d)A description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on appeal; and

(e)If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.

16.4Appeal Procedures. A request for appeal of a denied claim must be made in writing to the Administrator within 60 days after receiving notice of denial. The decision on appeal will be made within 60 days after the Administrator’s receipt of a request for appeal unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than 120 days after receipt of a request for appeal. A notice of such an extension must be provided to the Claimant within the initial 60 day period and must explain the special circumstances and provide an expected date of decision. The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information, and records and to submit issues and comments in writing to the Administrator. The reviewer shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

16.5Notice of Decision on Appeal. If the Administrator denies the appeal, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:

(a)The specific reason(s) for the denial;

(b)Specific references to the pertinent Plan provisions on which such denial is based;

(c)A statement that the Claimant may receive on request all relevant records at no charge;

(d)A description of the Plan’s voluntary procedures and deadlines, if any;

(e)A statement of the Claimant’s right to sue under Section 502(a) of ERISA; and

(f)If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.

16.6Claims Procedures Mandatory. The internal claims procedures set forth in this Section 16 are mandatory. If a Claimant fails to follow these claims procedures, or to timely file a request for appeal in accordance with this Section 16, the denial of the Claim shall become final and binding on all persons for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has adopted this Plan as of the Effective Date written above.

P. H. GLATFELTER COMPANY
By:	/s/ Eileen Beck
Name:	Eileen Beck
Title:	Vice President, Global Human Resources & Administration